Exhibit 10.31

THIS AGREEMENT is made this 28th day of November 2005

BETWEEN:

(1)                                  19 RECORDINGS LIMITED of 33 Ransome’s Dock, 35-37 Parkgate Road, London SW11 4NP (“19”) and

(2)                                  19 TV LIMITED OF 33 Ransome’s Dock, 35-37 Parkgate Road, London SW11 4NP (“19 TV”) and

(3)                                  SIMCO LIMITED trading as SYCO MUSIC of Bedford House, 69-79 Fulham High Street, London SW6 3JW (“Syco”) and

(4)                                  CKX UK HOLDINGS LIMITED of 100 New Bridge Street, London EC4V 6JA (“CKX”) and

(5)                                  19 ENTERTAINMENT LIMITED of 33 Ransome’s Dock, 35-37 Parkgate Road, London SW11 4NP (“19 Entertainment”).

(6)                                  SONY BMG MUSIC ENTERTAINMENT (UK) LIMITED of Bedford House, 67-69 Fulham High Street, London SW6 3JW (“Sony BMG”).

WHEREAS:

(A)                              19 TV is the owner and creator of the Idol Format and 19 are entitled to acquire the exclusive recording services of the Artists and have agreed to grant to Syco options to acquire or to allow Nominated Labels to acquire rights in and to certain Artists on the terms set out herein.

(B)                                Syco is the owner and creator of the X Factor Format and has agreed to grant to 19 TV an interest and ownership participation in the X Factor Format on the terms set out herein.

NOW IT IS AGREED as follows:-

1.                                       BACKGROUND.

It is acknowledged that pursuant to an agreement between 19 and Ronagold Limited (“Ronagold”) dated 8th February 2002 as the same has been varied and amended (“the Ronagold Agreement”) 19 has granted to Ronagold the right to acquire rights in and to Artists taking part in the first four (4) Idol Series in the UK and to designate the US Licensee in respect of the first four (4) Idols Series in the USA and accordingly the rights granted hereunder relate to the Artists taking part in Idols Series subsequent thereto.

2.                                       UNITED STATES OF AMERICA (“USA”).

2.1                                 It is acknowledged that there have been four (4) Idol Series previously made and broadcast in USA. Ronagold appointed RCA Records as the US Licensee for the first four (4) Idols Series in USA and RCA Records rights for further

Series have now expired.  The fifth Idol Series (being the first in respect of which rights are granted to Syco hereunder) may sometimes be referred to herein as “American Idol 5” (and subsequent Idol Series in USA may be referred to as American Idol 6, American Idol 7, American Idol 8 and American Idol 9).

2.2                                 19 hereby grants to Syco an exclusive irrevocable option to acquire American Idol Record Rights for American Idol 5 and to require 19 to appoint a Nominated Label to be the US Licensee in relation to American Idol 5. Syco hereby exercises such option.

2.3                                 Subject to clause 2.21 below, 19 agrees to enter into an agreement in the form of the USA Licence with a Nominated Label for the Winning Artist of American Idol 5. 19 agrees to execute and Syco and Sony BMG agree to procure that the relevant Nominated Label will execute such USA Licence promptly following the final episode of American Idol 5.

2.4                                 Subject to clause 2.21 below, 19 agrees to enter into an agreement in the form of the USA Licence with a Nominated Label for any or all of the Finalists of American Idol 5 other than the Winning Artist. The procedure for selection of the Nominated Label identifying the Finalist concerned and entering into the relevant USA Licence shall be as set out in clause 2.19 below.

2.5                                 If Simon Cowell performs his services as a judge in American Idol 6, 19 hereby grants to Syco an exclusive irrevocable option to acquire American Idol Record Rights for American Idol 6 and to require 19 to appoint a Nominated Label to be the US Licensee in relation to American Idol 6. Syco shall have the right to exercise Syco’s option by written notice to 19 at any time prior to the date thirty (30) days alter the first programme of American Idol 6 is transmitted in USA.

2.6                                 Subject to clause 2.21 below, if Syco exercises its option pursuant to clause 2.5 above. 19 agrees to enter into an agreement in the form of the USA Licence with a Nominated Label for the Winning Artist of American Idol 6. 19 agrees to execute and Syco and Sony BMG agree to procure that the relevant Nominated Label will execute such USA Licence promptly following the final episode of American Idol 6.

2.7                                 Subject to clause 2.21 below if Syco exercises its option pursuant to clause 2.5 above, 19 agrees to enter into an agreement in the form of the USA Licence with a Nominated Label for any or all of the Finalists of American Idol 6 other than the Winning Artist. The procedure for selection of the Nominated Label, the identity of the Finalist concerned and the execution of the relevant USA Licence shall be as set out in clause 2.19 below.

2.8                                 If Simon Cowell performs his services as a judge in American Idol 7, 19 hereby grants to Syco an exclusive irrevocable option to acquire American Idol Record Rights for American Idol 7 and to require 19 to appoint a Nominated Label to be the US Licensee in relation to American Idol 7. Syco shall have the right to exercise Syco’s option by written notice to 19 at any time prior to the date thirty (30) days after the first programme of American Idol 7 is transmitted in USA.

2.9                                 Subject to clause 2.21 below, if Syco has exercised its option pursuant to clause 2.8 above, 19 agrees to enter into an agreement in the form of the USA Licence with a Nominated Label for the Winning Artist of American Idol 7. 19 agrees to execute and Syco and Sony BMG agree to procure that the relevant Nominated Label will execute such USA Licence promptly following the final episode of American Idol 7.

2.10                           Subject to clause 2.21 below, if Syco has exercised its option pursuant to clause :2.8 above, 19 agrees to enter into an agreement in the form of the USA Licence with a Nominated Label for any or all of the Finalists of American Idol 7 other than the Winning Artist. The procedure for selection of the Nominated Label, the identity of the Finalist concerned and the execution of the relevant USA Licence shall be as set out in clause 2.19 below.

2.11                           If Simon Cowell performs his services as a judge in American Idol 8, 19 hereby grants to Syco an exclusive irrevocable option to acquire American Idol Record Rights for American Idol 8 and to require 19 to appoint a Nominated Label to be the US Licensee in relation to American Idol 8. Syco shall have the right to exercise Syco’s option by written notice to 19 at any time prior to the date thirty (30) days after the first programme of American Idol 8 is transmitted in USA.

2.12                           Subject: to clause 2.21 below, if Syco has exercised its option pursuant to clause 2.11 above, 19 agrees to enter into an agreement in the form of the USA Licence with a Nominated Label for the Winning Artist of American Idol 8. 19 agrees to execute and Syco and Sony BMG agree to procure that the Nominated Label will execute such USA Licence promptly following the final episode of American Idol 8.

2.13                           Subject to clause 2.21 below, if Syco has exercised its option pursuant to clause 2.11 above, 19 agrees to enter into an agreement in the form of the USA Licence with a Nominated Label for any or all of the Finalists of American Idol 8 other than the Winning Artist. The Procedure for selection of the Nominated Label, the identity of the Finalist and the execution of the relevant USA Licence shall be as set out in clause 2.19 below.

2.14                           If Simon Cowell performs his services as a judge in American Idol 9, 19 hereby grants to Syco an exclusive irrevocable option to acquire American Idol Record Rights for American Idol 9 and to require 19 to appoint a Nominated Label to be the US Licensee in relation to American Idol 9. Syco shall have the right to exercise Syco’s option by written notice to 19 at any time within thirty (30) days after the first programme of American Idol 9 is transmitted in USA.

2.15                           Subject to clause 2.21 below, if Syco has exercised its option pursuant to clause 2.14 above, 19 agrees to enter into an agreement in the form of the USA Licence with a Nominated Label for the Winning Artist of American Idol 9. 19 agrees to execute and Syco and Sony BMG agree to procure that the Nominated Label will execute such USA Licence promptly following the final episode of American Idol 9.

2.16                           Subject to clause 2.21 below, if Syco has exercised its option pursuant to clause 2.14 above, 19 agrees to enter into an agreement in the form of the USA Licence with a Nominated Label for any or all of the Finalists of American Idol 9 other than the Winning Artist. The procedure for selection of the Nominated Label, the identity of the Finalist and the execution of the relevant USA Licence shall be as set out in clause 2.19.

2.17                           For the purposes hereof “Nominated Label” shall be a Label nominated as follows:-

2.17.1                  in respect of the Winner of the Idol Series in question 19 shall select and nominate the identity of the Label to be Nominated Label for the Winner in accordance with the procedure set out in sub-clause 2.18;

2.17.2                  in respect of a Finalist other than a Winning Artist 19 shall select and nominate the identity of the Label for the particular Finalist in accordance with the procedure set out in sub-clause 2.19;

2.17.3                  in respect of Compilation Recordings the identity of the Label shall be selected by Syco in accordance with clause 3.3.

2.17.4                  for the avoidance of doubt each Nominated Label must be a Label (as hereafter defined);

2.18                           Prior to selecting the Label to be the Nominated Label for a Winning Artist 19 shall (as soon as reasonably practical and in any event prior to reaching the stage of the last 5 Finalists of each Idols Series) contact Labels in good faith and shall be entitled to be contacted by Labels to determine each Label’s interest in being the Nominated Label. 19 agrees to consult the Labels and attend meetings with executives from the Labels. 19 shall make its selection of the Nominated Label for the Winning Artist of the Series in question by notice in writing to Syco within 7 days after transmission in USA of the final episode of that Series. 19 shall act reasonably and in good faith in exercising its right of selection and shall take into account the ‘genre’ or style of music of the Winning Artist concerned and of the interested Labels and shall not seek to persuade any Label to vary the financial provisions of the USA Licence for the benefit of 19 (but if any Label of their own volition offers more favourable provisions 19 shall not be in breach of this obligation (and similarly Syco and Sony BMG shall not be in breach of clause 2.20 by preventing such actions)). If 19 does not make its selection within 14 days after the transmission in USA of the final episode of the Series concerned then the RCA Label shall be deemed to have been selected by 19 and shall be the Nominated Label for the Winning Artist from that Series.

2.19                           Prior to selecting the label to be the Nominated Label for any Finalist other than a Winning Artist 19 shall contact Labels and shall be entitled to be contacted by Labels to determine each Label’s interest in being a Nominated Label for the Finalist concerned. 19 agrees to consult the Labels and attend meetings with executives from the Labels. Interested Labels which wish to become the US Licensee for any Finalist shall declare their interest in such Finalist by notice from the Label to 19 at any time up to 7 days after the transmission in USA of final episode of the Series concerned PROVIDED THAT upon if expiry of such seven (7) day period no Label has declared its interest 19 shall promptly notify Syco in writing that such period has expired and the said seven (7) day period shall be extended so that interested Labels may declare their said interest to become US Licensee in respect of a particular Finalist within five (5) business days from 19’s said notice. 19 shall make its selection of the Nominated Label for each Finalist from those Labels formally declaring their interest within 21 days after the final episode of the Series concerned. 19 shall act reasonably and in good faith in exercising its right of selection and shall take into account the “genre” and style of music of the Finalist concerned and the interested Labels and shall not seek to persuade any Label to vary the financial provisions of the USA Licence for the benefit of 19 (but if any Label of their own volition offers more favourable provisions 19 shall not be in breach of this obligation (and similarly Syco and Sony BMG shall not be in breach of clause 2.20 by preventing such actions)). If 19 fails or refuses to make its selection within such time period then Syco shall be entitled to nominate and select the Label to be the Nominated Label in place of 19. If only one Label declares an interest in a Finalist, 19 shall select that Label as Nominated Label. If no Label declares an interest in the Finalist concerned

19 shall be free to licence recordings by that Finalist to a third party subject to the matching rights procedure herein.

2.20                           Syco and Sony BMG agrees that each Label shall be free to contact 19 in relation to Winning Artists and Finalists of each Series of American Idol in respect of which Syco exercises an option pursuant to clauses 2.2, 2.5, 2.8, 2.11 and 2.14 above. Syco and Sony BMG further agree that they will act in good faith and not frustrate 19’s freedom to select and nominate.

2.21                           For the purposes of this clause 2 Simon Cowell shall be treated as having performed his services as a judge if he completes filming the First Stage Television Programmes in the relevant series of American Idol. If Simon Cowell fails to so complete the filming of the First Stage Television Programmes in respect of a series of American Idol by reason of Simon Cowell’s neglect or default then 19’s obligation to enter into a USA Licence with a Nominated Label for the Winning Artist or any Finalist from such Series shall immediately cease and Syco, and the Nominated Label or Labels shall have no rights in relation to Winning Artists, Finalists or Compilation Albums from such Series. If Simon Cowell fails to so complete the filming of the First Stage Television Programmes for reasons other than his neglect or default (including without limitation for reasons of his illness or incapacity) then he shall be deemed to have so completed his services and Syco’s rights hereunder in respect of such Series of American Idol shall remain in full force and effect.

2.22                           Following selection of a Nominated Label for any Finalist pursuant to clause 2.19 19 and the Nominated Label in question shall promptly thereafter execute a separate licence agreement in respect of each such Finalist in the form of the USA Licence (and 19 shall deliver to the Nominated Label a signed inducement letter in agreed form) save for the following amendments:-

(a)                                  clause 1.2 – “Artist” shall mean the relevant Finalist

(b)                                 clause 6.1.1(a) – the advance in respect of the First Contract Period shall be £400,000 in lieu of £500,000 if the Finalist was placed second in the Competition and shall be £300,000 in lieu of £500,000 if the Finalist was placed third to last (inclusive) in the Competition;

(c)                                  clause 6.1.1(a) – the advance reduced in accordance with sub-clause (b) above shall be payable as to fifty percent (50%) thereof within seven (7) days after delivery to the Nominated Label in question of the inducement letter signed by the Artist as to fifty percent (50%) thereof within seven (7) days after the later of Delivery to the Nominated Label in question of the Recording Commitment for the First Contract Period or delivery to the Nominated Label in question of the inducement letter signed by the Artist;

(d)                                 clause 35 will be deleted and the Nominated Label in question will not use the logo from the Series unless otherwise agreed but can use the name of the Series in associated marketing;

(e)                                  the Nominated Label in question will pay the reasonable legal costs of the lawyer appointed to advise the Finalists on the form of recording agreement and inducement letter.

3.                                       USA COMPILATION RECORDS

3.1                                 19 has no obligation to make or release Compilation Recordings featuring the Finalists from any of American Idol 5, American Idol 6, American Idol 7, American Idol 8 or American Idol 9.

3.2                                 In the event that 19 wish to release (or authorise the release of) Compilation Recordings in respect of a particular Idols Series 19 shall serve notice on Syco no earlier than seven (7) days after transmission in the USA of the first programme following selection of all of the Finalist in the relevant Idol Series and not later than six (6) weeks prior to transmission in the USA of the last programme in the relevant Idol Series confirming the following:-

(a)                                  that 19 intends to make and release Compilation Recording(s) and the number of such Compilation Recordings to be made (e.g. Single or EP or Album);

(b)                                 19’a bona fide estimate of the recording costs and the producer advances to be incurred by 19 in making the Compilation Recording(s) (‘which the parties do not intend should exceed $375,000 in respect of a compilation album and other costs incurred or to be incurred that 19 requires the Label to fund pursuant to clause 4 of the USA Compilation Licence;

(c)                                  the advance required by 19 pursuant to clause 1 of the USA Compilation Licence, which shall be an amount equal to 70% of the amount credited to 19 as 19’s share of US Net Profits from sales of the immediately preceding American Idol Compilation Album and associated Compilation Recordings during the period of 12 months from initial USA release of such Album, subject to a minimum of $200,000 and a maximum of $400,000;

(d)                                 the bona fide amount payable directly to the Finalists by way of advances against royalties in respect of the Compilation Recordings;

(e)                                  the proposed release date(s);

(f)                                    the proposed track listing(s) [not to exceed fourteen (14) tracks].

3.3                                 Syco shall select and nominate the Label (which shall be one (1) of RCA/J, Arista, Columbia or Epic) to be the Nominated Label for the purpose of exploitation of such Compilation Recordings and such Nominated Label shall have and 19 hereby grants to such Nominated Label an exclusive irrevocable option to release such Compilation Recordings which 19 wish to release. The Nominated Label (or, at Syco’s discretion, Syco on behalf of the Nominated Label) shall exercise its option by notice in writing to 19 within twenty one (21) days of receipt of the notice from 19 described in clause 3.2. In the event that (Svco or) the Nominated Label shall exercise such option the Nominated Label and 19 shall promptly thereafter enter into and execute the USA Compilation Licence.

3.4                                 For the avoidance of doubt, no additional advances or royalties will be payable by the Nominated Label in respect of making or exploitation of Compilation Recordings other than pursuant to the USA Compilation Licence (for example, the Nominated Label will not be obliged to pay any advances and/or royalties for such recordings to any broadcaster or under any Licence Agreement entered into in respect of the Winning Artist or any other Finalist in respect of whom an option had been exercised hereunder save in respect of royalties payable to 19 for a Winning Artist or Finalist under a USA Licence if the Compilation Recording concerned is released on that Artist’s records.

3.5                                 19 warrants that it shall (if it intends to make Compilation Recordings) procure that it shall obtain the necessary rights from the Finalists so as to be able to make and exploit Compilation Recordings.

3.6                                 For the avoidance of doubt, the Nominated Label shall in relation to any Compilation Recordings to which it acquires rights hereunder (i) refer to the title of the Idol Series in question on the packaging of records embodying the same and in all promotional and marketing materials therefor and (ii) incorporate the Idol Series logo on the packaging of all records embodying such Compilation Recordings and in all promotional and marketing materials therefor. Inadvertent failure to comply with the foregoing shall not constitute a breach of this agreement.

4.                                       UNITED KINGDOM (“UK”).

4.1                                 It is acknowledged that there have been two (2) Idol Series previously made and broadcast in UK (“Pop Idol 1” and “Pop Idol 2”) and accordingly rights hereunder shall not commence until after two (2) further Idol Series (“Pop Idol 3” and “Pop Idol 4”) have been broadcast (it being acknowledged that rights in such Idol Series have been granted to Ronagold pursuant to the Ronagold Agreement).

4.2.1                        If Ronagold has exercised its option pursuant to the Ronagold Agreement in respect of Pop Idol 3 and Pop Idol 4 and provided that Simon Cowell performs his services as a judge in the Qualifying Pop Idol Series concerned (as defined in clause 4.6)) 19 hereby grants to Syco separate independent consecutive exclusive irrevocable options to enter into agreements with 19 in the form of the UK Licence with each of the Winning Artists of each Qualifying Pop Idol Series in UK.

4.3.1                        19 shall send written notice to Syco confirming the following in respect of each Qualifying Pop Idol Series in the UK:

(a)                                  the identity of the Local TV Company for the UK;

(b)                                 Television Rights have been granted to the Local TV Company pursuant to an agreement between [Fremantle Media] and the Local TV Company (as evidenced by a letter from [Fremantle Media] confirming the same if available);

(c)                                  the TV channel or TV channels on which the relevant Idol Series is to be broadcast in the UK;

(d)                                 the minimum number of guaranteed episodes and the proposed times and dates of transmission; and

(e)                                  any material changes to the Idol Format (such as the number of Finalists) for the UK.

Such notice shall be sent as soon as the relevant information is available to 19 PROVIDED THAT 19 shall in any event send Syco details of any of the above information (or any information relevant thereto) as and when it arises irrespective of whether or not any formal agreement in respect of the Television Rights has been concluded.

4.3.2                        Each option shall be exercised by Syco by notice in writing to 19 within thirty (30) days of receipt of the notice referred to in clause 4.3.1 above PROVIDED THAT if 19 fail to serve such notice prior to ninety (90) days prior to the date of the first transmission in the UK of the first programme in the Idol Series in question Syco shall at any time thereafter be entitled (but not obliged) by notice in writing to 19 to deem such notice as having being served.

4.4                                 In the event that Syco exercises its option pursuant to clause 4.2.1 above in respect of a particular Idol Series then subject to Simon Cowell performing his services as a judge in the Idol Series concerned 19 and Syco shall execute the UK Licence in relation to the Winning Artist of such Idol Series promptly after the final episode of such Idol Series.

4.5                                 In the event that Syco exercises its option pursuant to clause 4.2.1 above in respect of a particular Idol Series then subject to Simon Cowell performing his services as a judge in the Idol Series concerned 19 hereby grants to Syco separate independent exclusive irrevocable options to enter into agreements with 19 in the form of the UK Licence (as amended by clause 4.7) in respect of each of the Finalists other than the Winning Artist for the Idol Series in question. Each option shall be exercised by Syco by notice in writing to 19 within thirty (30) days after the final programme of the Idol Series in question is transmitted in UK.

4.6                                 For the purposes of this clause 4 Simon Cowell shall be treated as having performed his services as a judge if he completes filming the First Stage Television Programmes in the relevant Qualifying Pop Idol Series. If Simon Cowell fails to so complete the filming of the First Stage Television Programmes in respect of a Qualifying Pop Idol Series by reason of Simon Cowell’s neglect or default then 19’s obligation to enter into a UK Licence with Syco of the Winning Artist or any Finalist shall immediately cease and Syco, shall have not rights in relation to Winning Artists, Finalists or Compilation Albums from such Series. If Simon Cowell fails to so complete the filing of the First Stage Television Programmes for reasons other than his neglect or default (including without limitation for reasons of illness or incapacity) then he shall be deemed to have so completed his services and Syco’s rights hereunder in respect of such Qualifying Pop Idols Series shall remain in full force and effect.

4.7                                 In the event that Syco exercises its option pursuant to clause 4.5 above in respect of any Finalist (or Finalists) then 19 and Syco shall promptly thereafter execute a separate licence agreement in respect of each such Finalist in the form of the UK Licence (and 19 shall deliver to Syco a signed inducement letter in agreed form) save for the following amendments:-

(a)                                  clause 1.2 – “Artist” shall mean the relevant Finalist in respect of whom Syco has exercised its option;

(b)                                 clause 6.1.1(a) – the advance in respect of the First Contract Period shall be £400,000 in lieu of £500,000 if the Finalist was placed second in the Competition and shall be £300,000 in lieu of £500,000 if the Finalist was placed third to tenth (inclusive) in the Competition;

(c)                                  clause 6.1.1(a) – the advance reduced in accordance with sub-clause (b) above shall be payable as to 50% thereof within seven (7) days after delivery to Syco of the inducement letter executed by the relevant Finalist and as to fifty percent (50%) thereof within seven (7) days after the later of Delivery to Syco of the Recording Commitment for the First Contract Period or delivery to Syco of the inducement letter executed by the relevant Finalist;

(d)                                 clause 35 will be deleted and Syco will not use the logo from the Series unless otherwise agreed but can use the name of the Series in associated marketing.

4.8                                 UK COMPILATION RECORDINGS

4.8.1                        19 has no obligation to make Compilation Recordings featuring the Finalists from Idols Series in the UK.

4.8.2                        In the event that 19 wish to release (or authorise the release thereof) Compilation Recordings in respect of a particular Idols Series 19 shall serve notice on Syco no earlier than seven (7) days after transmission in the UK of the first programme following selection of all of the Finalists in the relevant Idol Series and not later than six (6) weeks prior to transmission in the UK of the last programme in the relevant Idol Series confirming the following:-

(a)                                  that 19 intends to make and release Compilation Recording(s) and the number of such Compilation Recordings to be made (e.g. Single or EP or Album);

(b)                                 19’a bona fide estimate of the recording costs and the producer advances to be incurred by 19 in making the Compilation Recording(s) (which the parties do not intend should exceed £25,000 per track in aggregate);

(c)                                  the bona fide amount payable directly to the Finalists by way of advances against royalties in respect of the Compilation Recordings;

(d)                                 the proposed release date(s);

(e)                                  the proposed track listing(s);

(f)                                    the proposed date for delivery of masters.

4.8.3                        Syco shall have and 19 hereby grants to Syco an exclusive irrevocable option to release such Compilation Recordings which 19 wish to release Syco shall exercise their option by notice in writing to 19 within twenty one (21) days of receipt of the notice from 19 described in clause 4.8.2. In the event that Syco shall exercise such option Syco and 19 shall promptly thereafter enter into and execute the UK Compilation Licence.

4.8.4                        For the avoidance of doubt, no additional advances or royalties will be payable by Syco in respect of making or exploitation of Compilation Recordings other than pursuant to the UK Compilation Licence (for example, Syco will not be obliged to pay any advances and/or royalties for such recordings to any broadcaster or under any Licence Agreement entered into in respect of the Winning Artist or any other Finalist in respect of whom Syco has exercised its option) save in respect of royalties payable to 19 for a Winning Artist or Finalist under a UK Licence if the Compilation Recording concerned is released on that Artist’s records.

4.8.5                        19 warrants that it shall (if it intends to make Compilation Recordings) procure that it shall obtain the necessary rights from the Finalists so as to be able to make and exploit Compilation Recordings.

4.8.6                        For the avoidance of doubt, Syco shall in relation to any Compilation Recordings to which it acquires rights hereunder (i) refer to the title of the Idol Series in question on the packaging of records embodying the same and in all promotional and marketing materials therefor and (ii) incorporate the Idol Series logo on the packaging of all records embodying such Compilation Recordings and in all promotional and marketing materials therefor. Inadvertent failure to comply with the foregoing shall not constitute a breach of this agreement.

5.                                       MATCHING RIGHTS.

5.1                                 In the event that Syco does not exercise any option in respect of any Finalist in the UK or exercise an option in respect of any Compilation Recordings pursuant to clause 4.8.3 or in the event that a Nominated Label does not declare any interest in any Finalist or exercise an option in respect of any Compilation Recordings then 19 shall be free to enter into an agreement with a third party to exploit recordings by such Finalist or such Compilation Recordings (as applicable) SAVE THAT 19 shall not enter into an agreement with a third party on Material Terms less favourable (to 19):-

5.1.1                        than those contained in the UK Licence as amended by clause 4.7 (in respect of a Finalist in the UK);

5.1.2                        than those contained in the USA Licence as amended by clause 2.22 (in respect of a Finalist in USA);

5.1.3                        than those contained in the UK Compilation Licence in respect of Compilation Recordings in respect of Idol Series in the UK;

5.1.4                        than those contained in the USA Compilation Licence in respect of Compilation Recordings in respect of Idol Series in USA;

without granting to The Applicable Party (as hereafter defined) a matching right in respect of any less favourable offers as follows:-

5.2                                 If 19 receives any offer from a third party which it wishes to accept then 19 shall send a copy of such offer or offers (“the Offer Notice”) to the Applicable Party. For the purposes hereof “The Applicable Party” shall mean Syco if the offer in question relates to the UK Licence or the UK Compilation Licence and a Label selected by Syco if the offer in question relates to the USA Licence or the USA Compilation Licence.

5.3                                 Within fourteen (14) days of receipt of the Offer Notice (“the Offer Notice Period”) The Applicable Party shall be entitled to match the Material Terms of such offer (“the Matching Right”) in which event 19 and The Applicable Party shall be deemed to have entered into a fully binding agreement upon the terms of the UK Licence or USA Licence or UK Compilation Licence or USA Compilation Licence (as applicable) as amended by the Material Terms set out in the Offer Notice and any other terms and conditions agreed between The Applicable Party and 19. For the avoidance of doubt, in the event that The Applicable Party elects to exercise the Matching Right, The Applicable Party shall not be obliged to agree terms which are not Material Terms. Having notified 19 that it elects to exercise the Matching Right 19 shall immediately inform any and all third parties with whom they have been negotiating and shall desist from any further discussions with any such third parties.

5.4                                 If The Applicable Party does not notify 19 that it wishes to exercise the Matching Right or notifies 19 in writing that it does not wish to exercise the Matching Right then 19 shall be entitled to enter into the agreement with the third party on terms no less favourable to 19 than those set out in the Offer Notice.

5.5                                 If in accordance with the procedure set out above 19 enters into an agreement with a third party 19 shall forthwith upon signature of any agreement send a fully signed copy of such agreement together with any and all agreements related to collateral thereto to The Applicable Party.

5.6                                 If 19 does not conclude an agreement with the third party upon terms no less favourable to 19 than those contained in the Offer Notice 19 shall not be entitled to grant the rights to any other person unless 19 again offers to The Applicable Party a Matching Right as provided in 5.2 above.

5.7                                 In this clause 5 “Material Terms” shall mean:

5.7.1                        in respect of agreements for Finalists in UK and USA – term, territory, rights period, advances, royalties and product commitment;

5.7.2                        in respect of agreements for Compilation Recordings for Finalists in the UK - the term, territory, rights period, advances and the profit share provisions and calculations giving the definition of “Profit” in the UK Compilation Licence;

5.7.3                        in respect of agreements for Compilation Recordings for Finalists in the USA - the term, territory, rights period, advances and the profit share provisions and calculations giving the definition of “US Net Profits” in of the USA Compilation Licence.

6.                                       19 AND 19 TV’S WARRANTIES AND AGREEMENTS.

6.1                                 19 and 19 TV agree that they shall procure in relation to each Idol Series in the UK and USA that the Local Television Company shall require all contestants to sign an agreement (“the Form”) (a copy of the form of which 19 shall supply to Syco and if requested by Syco in respect of a particular Artist, 19 shall supply a copy of the actual signed agreement in respect of such Artist) providing for:-

6.1.1                        each contestant to abide by the rules of the Competition and any restrictions placed upon them by such rules (it being agreed that the rules will require the final 50 contestants not to enter into a recording agreement with a third party prior to the date three (3) months after the final episode of the Series); and

6.1.2                        (as a pre-condition to being a Finalist for Idol Series in UK and USA) each Finalist to enter into a recording agreement with 19 incorporating an obligation to enter into an inducement letter in the agreed form with Syco in respect of a UK Licence and with the Nominated Label in respect of a USA Licence;

6.2                                 19 shall not itself or through a third party release any Compilation Recording unless and until Syco or the selected Label (as applicable) shall have failed to exercise their option in respect thereof (subject to the matching rights of clause 5) and in any event (even if Syco or the selected Label (as applicable)fail to exercise their option and decline to exercise their matching rights) 19 agree that:-

(a)                                  in the UK 19 shall procure that:-

(i)                                     no album comprising Compilation Recordings (“Compilation Album”) in respect of a particular Idol Series shall be released within the period commencing on the date three (3) months prior to and ending on the date three (3) months after the proposed date of release by Syco of an album embodying performances by the Winner of the applicable Idol Series (upon request in writing from 19 Syco shall notify 19 of the proposed day of release);

(ii)                                  no Compilation Album or single comprising Compilation Recordings in respect of a particular Idol Series shall be released within the period commencing on the date one (1) week prior to and ending on the date one (1) week after the proposed date of release by Syco of a single embodying performances by the Winner of the applicable Idol Series (upon request in writing from 19, Syco shall notify 19 of the proposed date of release);

(b)                                 in the USA 19 shall procure that:-

(i)                                     no album comprising Compilation Recordings (“Compilation Album”) in respect of a particular Idol Series shall be released within the period commencing on the date three (3) months prior to and ending on the date three (3) months after the proposed date of release by the nominated Label of an album embodying performances by the Winner of the applicable Idol Series (upon request in writing from 19 the Nominated Label shall notify 19 of the proposed day of release);

(ii)                                  no Compilation Album or single comprising Compilation Recordings in respect of a particular Idol Series shall be released within the period commencing on the date one (1) week prior to and ending on the date one (1) week after the proposed date of release by the nominated Label of a single embodying performances by the Winner of the applicable Idol Series (upon request in writing from 19 the Nominated Label shall notify 19 of the proposed date of release);

(c)                                  the names and likenesses of Artists in respect of whom Syco or the Nominated Label exercise their option pursuant to this agreement shall not in the packaging and marketing of any Compilation Recordings released by or on behalf of 19 or 19 TV be given more prominence than the other artists featured thereon unless otherwise mutually agreed by 19 and Syco or the Nominated Label in question (as applicable);

6.3                                 19 and 19 TV further warrant and undertake that:-

6.3.1                        they are and will remain entitled to enter into and perform this Agreement and to grant Syco and the Nominated Labels the options and rights set out above;

6.3.2                        they and 19 Entertainment and CKX shall and shall procure that Simon Fuller and all companies within 19/CKX UK Holdings Limited group of companies (collectively “the Group”) shall at 19’s cost do all things necessary to perfect the grant to Syco of the options and rights set out above;

6.3.3                        neither 19 nor 19 TV nor any other entity within the Group shall do anything inconsistent with any of Syco’s or any Nominated Label’s rights hereunder;

6.3.4                        19 has agreed to pay a royalty (solely out of 19’s share of royalties hereunder) to Fremantle Media Group in respect of recordings by the Winning Artist;

6.3.5                        19 TV shall at Syco’s reasonable request use best endeavours to procure that the Local Television Company in UK and USA shall enforce the rules of the Competition and in particular the rule expressly referred to in clause 6.1.1 above;

6.3.6                        19 shall obtain all necessary rights from the Finalists so as to enable it to enter into and exercise the UK Licence and the USA Licence in respect of any such Finalists in respect of whom rights are acquired hereunder.

6.4                                 In consideration of Syco entering into this agreement (it being acknowledged by CKX and 19 Entertainment that it is to their benefit that it is so entered into by Syco) 19 and CKX and 19 Entertainment hereby jointly and severally warrant that 19 is and shall remain the entity to which Finalists in UK and USA shall grant recording rights sufficient to enable 19 to execute the UK Licence and US Licence and such rights shall not be relinquished or assigned to any other person, firm, company or corporation.

7.                                       SIMON COWELL (“SC”).

7.1                                 Syco hereby agree to procure that SC shall execute on the date hereof the letter set out in Schedule 4.

7.2                                 Syco warrants that it is entering into a service agreement with Simon Cowell for a term expiring on 31st December 2010. Such service agreement includes, inter alia:

7.2.1                        Simon Cowell’s exclusive services as an executive producer or maker of television programmes;

7.2.2                        Simon Cowell’s exclusive services as a creative music executive in the record industry (but excluding publishing).

8.                                       X FACTOR.

8.1                                 Syco is the creator and owner of the X Factor Format.

8.12                           has entered into an agreement with Fremantlemedia Worldwide Limited (“FWL”) dated 18th March 2004 in relation to television and ancillary rights in and to the X Factor Format (“the X Factor Agreement”). A copy of the X Factor Agreement is annexed hereto as Schedule 5. Where words in this clause 8 are used with an upper case first letter then unless such words are separately defined in this agreement they shall bear the meanings attributed thereto in the X Factor Agreement.

8.3                                 Syco hereby grants and assigns to 19 TV during the Term (subject to clause 8.8.2 below) and subject to the other provisions of this agreement:

8.3.1                        a one third (1/3) share of the copyright in the X Factor Format in the world excluding USA;

8.3.2                        a one third (1/3) share of Syco’s share of the copyright (if any) in the Programmes made during the Term in the world excluding USA;

8.3.3                        a one third (1/3) share of Syco’s share of the following monies received from FWL pursuant to the X Factor Agreement and arising during the Term in respect of exploitation of the X Factor Format in the world excluding USA:-

(a)                                  any Production Fee received by Syco pursuant to and in accordance with clause 9;

(b)                                 Format fees pursuant to and in accordance with clause 13;

(c)                                  Production licensing fees pursuant to and in accordance with clause 14;

(d)                                 Syco’s share of net receipts in respect of the exercise of Distribution Rights pursuant to and in accordance with clause 15;

(e)                                  Syco’s share of net receipts in respect of exploitation of Merchandising Rights Interactive Rights or Video Rights (subject to sub-clause (g) below) pursuant to and in accordance with clause 16;

(f)                                    Syco’s share of net receipts in respect of exploitation of Telephony Rights pursuant to and in accordance with clause 17 (excluding for the avoidance of doubt any monies received by Syco in respect of any Telephony exploitation of Syco/BMG Sony master recordings).

(g)                                 in the event that the applicable BMG SONY and/or Syco affiliate in the territory concerned exercises its option in relation to Video Rights pursuant to clause 7 of the X Factor Agreement then 19 shall be entitled to one third (1/3) of Syco’s deemed net receipts as set out in clause 7 of the X Factor Agreement after payment to FWL in accordance with clause 18(f) of the X Factor Agreement and calculated as set out therein.

8.3.4                        In the event that the X Factor Agreement terminates and rights revert to Syco then Syco shall remain obliged to account or procure the accounting to 19 TV of a commensurate share of income in respect of the X Factor Format as set out herein in accordance with and subject to the terms hereof.

8.4                                 Notwithstanding sub-clause 8.3 above or anything to the contrary herein contained:

8.4.1                        the grant and assignment of rights to 19 TV pursuant to clause 8.3 shall be subject always to the rights granted to FWL in the X Factor Agreement and as between FWL and Syco and 19 TV FWL shall continue to be entitled to act under and in accordance with the X Factor Agreement and take the benefits and suffer the burdens thereunder as if there had been no grant or assignment of rights to 19 TV;

8.4.2                        19 TV shall have no interest or entitlement whether financial or otherwise in the Reserved Rights specified in clause 5 of the X Factor Agreement (including

Record Rights, Music Publishing Rights, Artist Merchandising Rights and Concert Touring Rights) or in any other rights acquired by Syco in connection with the artists or musicians who take part in any X Factor Series including without limitation all or any rights acquired pursuant to recording agreements, music publishing agreements, management agreements, live performing or touring agreements, merchandising agreements, advertising or endorsement agreements, rights representation agreements or other income participation agreements in such artist’s or musicians’ activities in the entertainment industry or in any other income not specified in sub-clause 8.3.3;

8.4.3                        19 TV shall have no interest or entitlement whether financial or otherwise in the title music for the Programmes as referred to in clause 6.

8.5                                 It is confirmed and agreed that packaging fees incurred by Syco as referred to in clause 27 of the X Factor Agreement shall be deducted off the top before calculating 19 TV’s entitlement hereunder in the same manner as they are deducted in calculating Syco’s entitlement under the X Factor Agreement.

8.6                                 Notwithstanding the grant and assignment to 19 TV of rights in and to the X Factor Format and in the Programmes 19 TV confirms and agrees that it shall have no right by reason of acquiring such rights to veto or prevent or hinder or delay the exploitation of the X Factor Format and the X Factor Series throughout the world which shall continue to be exploited in accordance with the terms of the X Factor Agreement SAVE THAT 19 TV shall be entitled to a reasonable approval over the terms of licensing the Format in countries where the Format has not yet been licensed subject to the following conditions:-

8.6.1                        19 TV shall have no right of approval over the sale or licensing of programmes made and transmitted in one (1) country for broadcast or transmission in another country;

8.6.2                        such right of approval shall not be used to impede or prevent or delay the exploitation of the X Factor Format or any X Factor Series in any particular country;

8.6.3                        19 TV’s right of approval as aforesaid shall be limited to those matters which remain within Syco’s control it being acknowledged that Syco are unable to grant a right of approval over matters in respect of which approval or control has already been granted to FWL pursuant to the X Factor Agreement (or to broadcasters or other third parties pursuant to the operation of the X Factor Agreement) whose rights shall operate in priority over those granted to 19 TV hereunder.

8.7.1                        Syco agrees to account to 19 TV for monies due to 19 TV in accordance with this clause 8 within sixty (60) days of receipt of each accounting received from FWL pursuant to the X Factor Agreement (and it is acknowledged that Syco are accounted to quarterly by FWL).

8.7.2                        (a)                                  Unless within four (4) years of the date on which an accounting has been made under clause 8.7.1 above 19 TV shall have notified Syco in writing of any bona fide objections in respect thereof, 19 TV shall be deemed to have accepted the accuracy thereof which shall be final and binding upon 19 and not open to dispute by 19 TV.

(b)                                 Syco agrees that 19 TV may (but not more than once during any calendar year and only once with respect to any particular accounting made by Syco) inspect examine and otherwise audit (“Audit”) Syco’s books and records for the purposes of determining the accuracy of Syco’s accountings hereunder. 19 TV shall not be entitled to Audit any records which do not specifically relate to the exploitation of the X Factor Format in respect of which a share of income is payable to 19 TV. All Audits shall be made during regular business hours upon reasonable prior notice (not less than sixty (60) days) and shall be conducted on 19 TV’s behalf by an independent chartered accountant (“the Auditor”). Each examination shall be made at 19 TV’s own expense at Syco’s regular place of business in the United Kingdom where such books and/or records are maintained. 19 TV shall furnish Syco with a copy of Auditor’s report promptly following the conclusion of the Audit if 19 TV intends to make a claim based upon such Audit. If such Audit reveals an underpayment to 19 TV often percent (10%) of total income due hereunder during the period covered by such Audit or ten thousand pounds (£10,000) whichever is the greater, then Syco shall pay all reasonable audit costs (excluding accommodation, travel and subsistence costs) of such Audit. 19 TV agrees that, for the avoidance of doubt, neither the grant by Syco nor the exercise by 19 TV of any right of Audit in connection with this Agreement shall, of itself, give rise to or be deemed to be proof of debt.

(c)                                  19 TV may not engage the Auditor to Audit when the Auditor is presently engaged in any other audit or inspection of Syco’s (or its then current licensee’s) books and records of account in respect of which any claim is still outstanding or is involved in the negotiation of a settlement of such an audit or inspection on behalf of another person. In such circumstances the applicable time period specified in clause (a) above shall be suspended until the Auditor is not so engaged (but by no more than six (6) months in any event). No person or firm shall be designated as the Auditor if its remuneration is to be calculated wholly or partially by reference to the amount of any discrepancy revealed by the Audit and/or the terms of any settlement and/or the outcome of any proceedings arising out of the Audit. No Audit may commence until the Auditor has executed an unconditional undertaking to Syco in a form reasonably prescribed by Syco providing, inter alia, that the Auditor shall treat as confidential all information regarding Syco’s affairs and business which it may acquire in the course of the Audit and not to disclose the same to 19 TV or to any third party save to the extent necessary to discharge Auditor’s responsibilities to 19 TV in relation to the Audit.

8.8.1                        Upon expiry of the Term all rights granted to 19 TV hereunder in respect of the X Factor Format and in the Programmes and the rights deriving therefrom including without limitation:-

(a)                                  all rights of ownership and/or copyright;

(b)                                 all financial entitlements and any other rights of a financial nature;

(c)                                  all rights of approval and/or consultation

shall subject to the terms of sub-clause 8.8.2 automatically cease and determine and all such rights shall automatically revert to Syco without further formality save that in the event that Syco requires that any acts or things are done or any documents are executed in order to give further effect to such cessation and reversion of rights then 19 TV shall do such acts and things and sign all necessary documents required by Syco so as to give effect to the above subject always to the Power of Attorney Procedure applying in respect thereof.

8.8.2                        Notwithstanding sub-clause 8.8.1 above Syco agree that in respect of Programmes created during the Term (“Term Programmes”) and ongoing Distribution Rights and Video Rights and Interactive Rights and Merchandising Rights and Telephony Rights relating directly and identifiably to such Term Programmes then Syco shall remain obliged to continue to account to 19 in respect of Syco’s share of monies received from FWL pursuant to the X Factor Agreement in respect of exploitation thereof in the world excluding the USA notwithstanding that it arises or is received after the Term.

8.9                                 In the event that a USA version of the X Factor Format is produced in USA (“the USA Series”) during the Term Syco confirms and agrees that it shall have no objection to 19 TV co-producing the USA Series with the USA production company which has the right to produce the USA Series (“the USA Production Company”) PROVIDED THAT 19 TV and the USA Production Company are able to agree satisfactory terms between them to so co-produce the same and this arrangement shall be at the sole cost of 19 TV and the USA Production Company and at no cost to Syco. Syco makes no warranty that the USA Production Company shall agree to so co-produce the USA Series with 19 TV but Syco shall do nothing to prevent such arrangement happening in the event that 19 TV and the USA Production Company can agree terms between them at no cost to Syco.

8.10.1                  It is acknowledged that the X Factor Format contains (inter alia) the following differences to the Idol Format:-

(a)                                  the Idol Format involves only individual artists aged between 16 and 28 (save in certain countries where the age limit in respect of Series prior to the date hereof has been higher where such age limit shall in such country (only) apply in lieu of 28) whereas the X Factor Format is open to individuals of any age and groups of any age who are subsequently divided into three (3) categories of contestants comprising:-

(i)                                     solo artists 24 years of age and younger;

(ii)                                  solo artists over 24 years of age;

(iii)                               groups;

(b)                                 the Idols Format involves solely a competition between the artists whereas the X Factor Format involves a competition between the judges with each judge being assigned to a specific category of artist and being responsible for and “mentoring” each artist within such category;

(c)                                  the X Factor Format involves each judge reducing their category of artists to a more limited number chosen by the judges by way of “boot camp” and/or “home visit”;

(herein referred to as “the X Factor Characteristics”).

8.10.2                  Syco warrants and agrees that Syco shall not and shall not authorise the removal of the X Factor Characteristics from programmes based on the X Factor Format without 19 TV’s prior written consent (PROVIDED THAT nothing shall prevent Syco from varying the details or particulars of any of the X Factor Characteristics so long as the Characteristic remains in a meaningful form). Notwithstanding the aforesaid it is acknowledged that Syco has 1icensed X Factor to Fox Broadcasting Company for the USA and that during the term of that licence Fox shall have the right to remove the X Factor Characteristics (or any of them) if original episodes of American Idol cease to be broadcast in the USA by Fox Broadcasting Company or otherwise.

8.10.3                  19 TV and 19 Entertainment and CKX hereby jointly and severally warrant and agree that that they shall not and shall procure that any third party licensed to exploit the Idol Format shall not include the X Factor Characteristics (or any variation or permutation or adjustment thereof) in any programmes based on the Idol Format without Syco’s prior written consent.

9.                                       THE PROCEEDINGS.

9.1                                 Reference is made to the proceedings in the Chancery Division (Intellectual Property) of the High Court of Justice under case number HCO4CO2878 between: 19 TV Limited (“the Claimant”) and FremantleMedia Limited, Simon Cowell and Syco Limited (trading as Syco TV) (together “the Defendants”).

9.2                                 As a condition precedent to this agreement becoming effective, a settlement agreement and an order of dismissal between the Claimant and the Defendants in an agreed form shall be executed on the date hereof.

10.                                 DEFINITIONS.

The following words or expressions shall have the meanings set against them below:-

10.1                           “Artist”: a singer taking part in a Competition.

10.2                           “Competition”: the competition to select a Winning Artist which forms part of the Idol Series in the UK or USA.

10.3                           “Finalists”: the number of Artists reaching the final stage of the Competition in the UK or USA (which is anticipated to be 10 in the UK and 12 in USA) and such other Artists in respect of whom 19 enter into recording agreements.

10.4                           “Idol Format”: the television format “Pop Idol” or “Idols” or “American Idol” created by 19 TV Limited and developed by 19 TV Limited and Fremantle Limited or any format derived therefrom.

10.5                           “American Idol Record Rights”: shall mean the exclusive right (by means of being the exclusive licensee in accordance with this agreement) to exploit recordings by Finalists of the Idol Series in question.

10.6                           “Local TV Company”: the person, firm or corporation authorised to make an Idol Series in the UK and USA.

10.7                           Intentionally Deleted.

10.8                           Intentionally Deleted.

10.9                           “Label” shall mean each label entity or division wholly owned by Sony BMG Music Entertainment Group in the USA from time to time including Arista, Columbia, Epic, J Records, Jive, LaFace, RCA, RCA Victor, RLG Nashville, Sony Music Nashville, Sony Urban Music, Provident Integrity and Verity.

10.10                     “Idol Series”: a series of television programmes based on the Idol Format comprising a separate Competition.

10.11                     “Television Rights”: the right to develop and produce and arrange for broadcast or other transmission of an Idol Series.

10.12                     “Winning Artist”: the winner of the Competition in the UK or USA.

10.13                     “Term” shall mean a period commencing or the date of transmission of the first episode of the second X Factor Series in the UK namely 31st August 2005 and expiring on whichever is the earlier of:-

10.13.l               the date of transmission of the last programme of American Idol 9 or

10.l3.2               the date of first transmission of the last programme of American Idol 5, American Idol 6, American Idol 7 or American Idol 8 in which SC has performed his services as a judge (as defined in clause 2.21) prior to failing to perform his services as a judge (as defined in clause 2.21) on the next successive Idols Series for reasons of his neglect or default (for the avoidance of doubt illness or incapacity shall not constitute neglect or default);

10.13.3            the date of first transmission of the last programme of American Idol 5, American Idol 6, American Idol 7 or American Idol 8 in which SC has performed his services as a judge (as defined in clause 2.21) prior to Fox Broadcasting Company ceasing to approve SC as a judge or the loan out agreement between Fox Square Productions Inc., and American Idol Productions Inc., coming to an end for any other reason;

10.13.4            the date of first transmission of the last programme of American Idol 5, American Idol 6, American Idol 7 or American Idol 8 in which SC has performed his services as a judge (as defined in clause 2.21) prior to SC serving written notice confirming that he is permanently ceasing to render his services as a on-screen judge for American Idol.

10.14                     “X Factor Format”: shall mean the television format “X Factor” created by Syco.

10.15                     “X Factor Series”: shall mean a series of television programmes based on the X Factor Format.

10.16                     “Qualifying Pop Idol Series”: shall mean each Idol Series in the UK made during the Term but excluding the first four (4) Pop Idol Series (from inception whether made prior to or after the date hereof) in UK PROVIDED THAT if the Term expires in the middle of a particular Idol Series in the UK then if Simon Cowell has completed his services in respect of the First Stage Television Programmes in such Idol Series (as defined in clause 4.6) then such Idol Series shall be a Qualifying Pop Idol Series.

10.17                     “Option Warning Procedure”: a procedure that applies where expressly referred to herein where if on expiry of any period during which Syco has the right to exercise an option Syco has neither exercised such option nor notified 19 in writing that it does not wish to exercise such option. If the Option Warning Procedure applies:-

(a)                                  19 must promptly notify Syco in writing that the Company has not yet exercised its relevant option (“Option Warning”);

(b)                                 Syco may exercise its option at any time before receiving the Option Warning or within five (5) business days of its receipt of the Option Warning;

(c)                                  the relevant period of time to exercise the option continues until Syco exercises its option or gives written notice to 19 that it does not wish to exercise its option or until the end of the five (5) business day period referred to in (b) above (whichever occurs first).

10.18                     “UK Licence” shall mean an agreement in the form annexed hereto as Schedule 2.

10.19                     “USA Licence” shall mean an agreement in the form annexed hereto as Schedule 1.

10.20                     “UK Compilation Licence” shall mean any agreement in the form annexed hereto as Schedule 3.

10.21                     “Compilation Recordings” shall mean recordings (whether individual recordings containing performances by various different artists or a collection of separate recordings by different artists) by predominantly all of the Finalists of all particular Idol Series Intended for release on record.

10.22                     “USA Compilation Licence” shall mean an agreement in the form annexed hereto as Schedule 7.

10.24                     “the First Stage Television Programmes” shall mean those programmes in each Idol Series commencing with the first programme in the Series and ending with the programme immediately preceding the programme in which the public start voting for the eviction/continued participation of the Finalists.

10.25                     “US Licensee” shall mean the company exclusively entitled to exploit recordings by Finalists of the Idol Series in question pursuant to the USA License.

11.                                 SYCO’S AND SONY BMG’S WARRANTIES AND AGREEMENTS

Syco and Sony BMG warrant and undertake that:-

11.1                           they are and will remain entitled to enter into and perform this agreement;

11.2                           by no later than the date one (1) day after the date of full execution hereof Sony MG shall own one hundred percent (100%) of the shares in Syco.

12.                                 GENERAL.

12.1.1                  No party to this agreement shall subject to sub-clause 12.1.2 be entitled to assign this agreement to any third party other than:-

(a)                                  to its holding company or its subsidiary or associated company; or

(b)                                 to a person, firm or corporation acquiring all of the party’s stock or assets.

For the purposes of this clause “holding company” and “subsidiary” shall have the meanings set out in section 736 of the Companies Act 1985 and “associated company” shall be a company which owns fifty percent (50%) or more of the assignor or a company at least twenty five percent (25%) owned by a holding company or subsidiary company of the assignor.

12.1.2                  Notwithstanding sub-clause 12.1.1 above:-

(a)                                  19 TV shall have the right to assign its right to receive income pursuant to sub-clause 8.3.4 but shall have no right to assign its share of copyright or its right to a share of the copyright in the Format and the Programmes;

(b)                                 no assignment shall be made in contravention of the provisions of clause 6.4.

12.2                           Each party shall indemnify the other in respect of any loss, damage or cost (including reasonable legal costs) incurred by the other as a result of a breach by the first party of any of the provisions of this agreement. This indemnity shall be limited to payments made pursuant to a court order or a settlement made with the prior consent of the indemnifying party (such consent not to be unreasonably withheld or delayed).

12.3         All payments to 19 or 19 TV under this Agreement are exclusive of VAT which shall where appropriate be paid to 19 or 19 TV in addition upon receipt of a VAT invoice.

12.4                           All notices under this agreement shall be in writing and shall be addressed as follows:

To:  19: 19 Recordings Limited, Unit 33 Ransome’s Dock, 35-37 Parkgate Road, London SW11 4NP. Attention: Simon Fuller with a copy to Andy Stinson, 33 Ransome’s Dock, 3 5-37 Parkgate Road, London SW11 4NP.

To Syco: Simco Limited, Bedford House, 69-79 Fulham High Street, London SW63JW. Attention: Chairman with a copy to SVP of Legal or Business Affairs, SONY BMG Music Entertainment (UK) Limited at the same address and a copy to Messrs. Russells of Regency House, 1/4. Warwick Street, London W1B 5W.

Or to such other address as may be notified in accordance with this clause. Notices shall be sent by hand or by registered or recorded delivery and shall be deemed given on the day of delivery (if by hand) or the day one (1) day after the day of posting (if by registered or recorded delivery) PROVIDED THAT public holidays and the period between the Friday prior to 25th December in each year and the first working day of the subsequent year (inclusive) shall be excluded.

12.5.1                  The content and subject matter of this agreement is confidential. No party to this agreement shall directly or indirectly release any publicity or make any public: statements or disclose any information whatsoever (save to professional advisors) with respect to the execution of this agreement the terms or subject matter thereof or anything else in connection with this agreement. Without prejudice to the generality of the foregoing the parties agree that save as requited by law there shall be no press release or other information released to the press or any other media without all of the parties agreeing in writing the wording, form and nature of such disclosure. It is acknowledged that there will be an agreed press release. The parties further agree that they shall not make any statements or disclose any information contrary to that set out in the said agreed press release.

12.5.2                  19 and 19 TV shall procure that 19’s Associates comply and abide by the terms of this clause 12.5 “19’s Associates” shall mean Simon Fuller and any firm, company or corporation forming part of the Group.

12.5.3                  Syco and Sony BMG shall procure that Syco’s Associates comply and abide by the terms of this clause 12.5. “Syco’s Associates” shall mean Simon Cowell and any firm, company or corporation forming part of the Sony BMG Group of Companies.

12.6                           All agreements and obligations hereunder on the part of 19 and 19 TV are and will remain joint and several.

12.7                           Each of the parties shall sign, execute and do all such documents, deeds and act as may be necessary to give effect to the provisions of this agreement.

12.8                           This agreement shall be governed by the laws of England whose courts shall have exclusive jurisdiction.

SIGNED	)
For and on behalf of	)
19 RECORDINGS LIMITED	)	/s/
in the presence of:-)		Director

SIGNED	)
For and on behalf of	)
19 TV LIMITED	)	/s/
in the presence of:-)		Director

SIGNED	)
For and on behalf of	)
SIMCO LIMITED	)	/s/
in the presence of:-)		Director

SIGNED	)
For and on behalf of	)
CKX UK HOLDINGS LIMITED	)	/s/
in the presence of:-)		Director

SIGNED	)
For and on behalf of	)
19 ENTERTAINMENT LIMITED	)	/s/
in the presence of:-)		Director

SIGNED	)
For and on behalf of	)
SONY BMG MUSIC	)	/s/
ENTERTAINMENT LIMITED	)	Director
in the presence of:-)